UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

ATAIBECKLEY INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43037	41-3357923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o atai Life Sciences US, Inc. c/o Industrious NYC, 250 West 34th Street
New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (332) 282-0507

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, AtaiBeckley Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of July 15, 2026 (the “Merger Agreement”), with Eli Lilly and Company, an Indiana corporation (“Parent”) and Albali Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

U.S. Antitrust Review

The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Merger expired at 11:59 p.m. Eastern Time on August 28, 2026.

Other Regulatory Reviews

On August 21, 2026, the Competition and Markets Authority in the United Kingdom responded to a briefing paper submitted by Parent in respect of the Merger to indicate that it had, at such time, no further questions related to the Merger.

Additionally, in connection with the Merger, on August 27, 2026, the Australian Competition and Consumer Commission published its determination that the Merger may be consummated, subject to expiration of a 14-calendar day waiting period. The waiting period is scheduled to expire at 10:00 a.m. Eastern Time on September 10, 2026.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that the Company’s stockholders may not approve the adoption of the Merger Agreement; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; Parent’s ability to successfully integrate the Company and execute on the continued development of the Company’s programs following the closing; that all or any of the potential milestone payments pursuant to the contingent value rights to be paid to Company stockholders pursuant to the Merger Agreement will not become payable in accordance with their terms; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Merger; changes in the Company’s business during the period between this announcement and the closing of the Merger; Parent’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance; the effects of the Merger (or the announcement thereof) on the Company’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see Parent’s and the Company’s periodic reports filed with the U.S. Securities and Exchange Commission. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this Report are based on information available to Parent and the Company as of the date of this Report. Parent and the Company each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAIBECKLEY INC.

Date: August 31, 2026	By:	/s/ Srinivas Rao

Srinivas Rao
Chief Executive Officer